FOR IMMEDIATE RELEASE

Contact:

Brookdale Senior Living Inc.
Ross Roadman  615-376-2412

Brookdale Announces Third Quarter 2007 Results

Third Quarter 2007 Highlights

•	Revenue for the third quarter was $464.6 million, Facility Operating Income was $162.8 million and Adjusted EBITDA was $83.6 million.

•	Average occupancy for the quarter was 90.8%, and average revenue per month per occupied unit increased to $3,639 per month, an increase of 1.8% over the second quarter.

•
Cash From Facility Operations for the quarter was $43.3 million, or $0.43 per outstanding common share, a 59% increase on a per share basis over the third quarter of 2006.  Cash From Facility Operations includes integration and acquisition-related costs and start-up expenses associated with ancillary services of $5.7 million, or $0.06 per outstanding common share, and excludes amortization related to capital leases and debt of $4.1 million, or $0.04 per outstanding common share, for a net effect of $1.6 million, or $0.02 per outstanding common share.

•
For the twelve months ended September 30, 2007, same store revenue increased 7.2% and same store Facility Operating Income grew 8.8% over the corresponding period ending in 2006, including the effect of the historical results of American Retirement’s (“ARC”) facilities for both periods.

•
Net loss of $(58.9) million, or $(0.58) per diluted common share, including non-cash expenses of $92.9 million for depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization.

•	Closed on $140.9 million of financings in three transactions and raised incremental proceeds of $124.4 million.

•	Paid dividend of $0.50 per share of common stock for the third quarter on October 12, 2007.

Subsequent Events

•	Closed on $190.0 million of financings in two transactions and raised incremental proceeds of $140.0 million.

Chicago, IL.  November 7, 2007– Brookdale Senior Living Inc. (NYSE: BKD) (the “Company”) today reported financial results for the third quarter of 2007.  Net loss for the quarter and nine months ended September 30, 2007 was $(58.9) million and $(112.7) million, respectively, or $(0.58) and $(1.11) per diluted common share.  The losses include non-cash items for depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization, which totaled $92.9 million and $281.3 million, respectively.

Mark J. Schulte, Brookdale’s Co-CEO, said, “Despite the challenging economic environment, our third quarter CFFO per share increased 59% and same store Facility Operating Income grew 8.2% over the same period last year. We believe that even with flat occupancy, Brookdale can achieve annual organic growth in CFFO per share of approximately 20%, and in addition to its dividend provide shareholders with an attractive total return.”

As a dividend-paying company, Brookdale’s management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company’s performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization.  Brookdale also uses Facility Operating Income to assess the performance of its facilities.

For the quarter and nine months ended September 30, 2007, Adjusted EBITDA was $83.6 million and $237.0 million, respectively.  Facility Operating Income was $162.8 million and $489.2 million for the quarter and nine month period ended September 30, 2007, respectively.

For the quarter and nine months ended September 30, 2007, Cash From Facility Operations was $43.3 million and $120.1 million, respectively, or $0.43 and $1.18 per common share outstanding at September 30, 2007.  This was a 59% increase for the quarter and a 107% increase for the year-to-date period on a per share basis over the same periods in the prior year.

Third quarter Adjusted EBITDA and Cash From Facility Operations included integration and acquisition-related costs and start-up expenses associated with ancillary services of $5.7 million, or $0.06 per outstanding common share, and excludes amortization related to capital leases and debt of $4.1 million, or $0.04 per outstanding common share, for a net effect of $1.6 million, or $0.02 per outstanding common share.

Same store revenues grew 7.2% for the twelve months ended September 30, 2007 over the corresponding period ending in 2006, and same store Facility Operating Income grew 8.8% when compared to the same period, including, in both cases, the effect of the historical results of the ARC facilities.  Similarly, same store revenues grew 6.3% for the quarter ended September 30, 2007 over the same period in 2006, and same store Facility Operating Income grew 8.2% when compared to the third quarter of 2006.

Bill Sheriff, Co-CEO of Brookdale, commented, “On the ancillary services side, we continued to increase the penetration of these services among the legacy Brookdale units while maintaining the profitability of the legacy ARC business.  By the end of the third quarter, we were providing ancillary services to 15,483 legacy Brookdale units, well ahead of our original plan.  On the ARC side, ancillary services produced $183 of monthly NOI per occupied unit, including home health services.  We see great potential in the home health business to add to the growth of the ancillary services platform.  We had planned to initiate these services in several legacy Brookdale facilities during this quarter but longer licensing processes have delayed these starts.  Despite the delays, we remain optimistic about the potential income from these services and expect to see meaningful contribution in 2008.”

Since the beginning of the year, the Company has opened expansions at five communities with a total of 213 units representing $35 million of project costs.  Expansions opened since the first quarter were 82% occupied as of the end of the quarter.  The Company currently has eight expansion projects with a total of 191 units/beds, representing $43 million of project costs, under construction.

During the quarter, the Company completed the acquisition of three facilities located in South Carolina and Oklahoma for approximately $9.8 million.  The facilities were previously operated by the Company under long term operating lease agreements.  Additionally, the Company acquired a skilled nursing property adjacent to a current Brookdale community, which already offered independent living and assisted living, for approximately $7.5 million.  Subsequent to the end of the quarter, Brookdale acquired an independent living facility with 113 units that it previously managed for $3.9 million.  So far this year, the Company has acquired 14 communities with a total of 2,043 units/beds for an aggregate cost of approximately $215 million.

Earnings Conference Call

Brookdale’s management will conduct a conference call on Thursday, November 8, 2007 to review the financial results for the three and nine months ended September 30, 2007.  The conference call is scheduled for 10:00 AM ET.  All interested parties are welcome to participate in the live conference call.  The conference call can be accessed by dialing (866) 550-6338 (from within the U.S.) or (347) 284-6930 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Brookdale Senior Living Third Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at http://www.brookdaleliving.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on November 15, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.) and referencing access code “4129480.”  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdaleliving.com).

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States.  The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently the Company owns and operates independent living, assisted living, and dementia-care facilities and continuing care retirement centers, with 550 facilities in 35 states and the ability to serve over 52,000 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our ability to close accretive acquisitions; our ability to acquire the fee interest in facilities that we currently operate at attractive valuations; our ability to grow dividends and earnings, Adjusted EBITDA and Cash From Facility Operations; our expectations for the performance of our entrance fee communities; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy and home health) and our expectations regarding their effect on our results; our plans to expand existing facilities and develop new facilities; and the expected project costs for our expansion and development program.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments, the effect of our indebtedness and long-term operating leases on our liquidity, the risk of loss of property pursuant to our mortgage debt and long-term lease obligations, our ability to effectively manage our growth, our ability to integrate acquisitions (including the ARC acquisition), our ability to maintain consistent quality control, unforeseen costs associated with the acquisition of new facilities, competition for the acquisition of assets, our ability to obtain additional capital on terms acceptable to us, events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees, changes in governmental reimbursement programs, our vulnerability to economic downturns, the conditions of housing markets in certain geographic areas, acts of nature in certain geographic areas, terminations of our resident agreements and vacancies in the living spaces we lease, increased competition for skilled personnel, departure of our key officers, increases in market interest rates, environmental contamination at any of our facilities, failure to comply with existing environmental laws, an adverse determination or resolution of complaints filed against us, the cost and difficulty of complying with increasing and evolving regulation, delays in obtaining regulatory approvals, and the other risks detailed from time to time in our SEC reports, including our Annual Report on Form 10-K filed with the SEC on March 16, 2007.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(unaudited, in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue
Resident fees	$463,101	$385,617	$1,365,061	$874,495
Management fees	1,493	1,426	4,777	3,158
Total revenue	464,594	387,043	1,369,838	877,653

Expense
Facility operating (excluding depreciation and amortization of $60,518, $56,866, $187,959 and $109,888, respectively)	294,997	245,192	861,672	543,418
General and administrative (including non-cash stock-based compensation expense of $7,138, $5,852, $26,150 and $12,625, respectively)	34,733	29,248	111,144	73,458
Facility lease expense	67,708	63,623	203,365	155,980
Depreciation and amortization	79,235	60,883	234,690	114,129
Total operating expense	476,673	398,946	1,410,871	886,985
Loss from operations	(12,079)	(11,903)	(41,033)	(9,332)

Interest income	1,695	2,032	5,077	3,709
Interest expense:
Debt	(38,472)	(29,287)	(107,002)	(68,521)
Amortization of deferred financing costs	(1,151)	(1,141)	(4,878)	(3,179)
Change in fair value of derivatives and amortization	(43,731)	(1,840)	(30,893)	(1,422)
Loss on extinguishment of debt	-	(1,414)	(803)	(2,748)
Equity in loss of unconsolidated ventures	(309)	(1,649)	(2,362)	(2,286)
Other non-operating income	-	-	238	-
Loss before income taxes	(94,047)	(45,202)	(181,656)	(83,779)
Benefit for income taxes	35,125	14,146	68,408	13,487
Loss before minority interest	(58,922)	(31,056)	(113,248)	(70,292)
Minority interest	(5)	(89)	506	(438)
Net loss	$(58,927)	$(31,145)	$(112,742)	$(70,730)

Basic and diluted loss per share	$(0.58)	$(0.34)	$(1.11)	$(0.96)

Weighted average shares used in
computing basic and diluted loss per share	101,564	91,640	101,463	73,999

Dividends declared per share	$0.50	$0.40	$1.45	$1.10

Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)

Cash and cash equivalents	$63,059	$68,034
Cash and investments - restricted	93,337	61,116
Accounts receivable, net	66,906	58,987
Other current assets	71,609	82,095
Total current assets	294,911	270,232
Property, plant, equipment and
leasehold intangibles, net	3,749,843	3,658,788
Other long-term assets	800,999	813,435
Total assets	$4,845,753	$4,742,455

Current liabilities	$532,836	$508,905
Long-term debt, less current portion	1,978,484	1,690,570
Other long-term liabilities	804,444	774,367
Total liabilities	3,315,764	2,973,842
Minority interests	3,624	4,601
Stockholders’ equity	1,526,365	1,764,012
Total liabilities and stockholders’ equity	$4,845,753	$4,742,455

Condensed Consolidated Statements of Cash Flow
(unaudited,in thousands)

	Nine Months Ended September 30,
	2007	2006
Cash Flows from Operating Activities
Net loss	$(112,742)	$(70,730)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash portion of loss on extinguishment of debt	-	2,748
Depreciation and amortization	239,568	117,308
Minority interest	(506)	438
(Gain) loss on sale of assets	(457)	123
Equity in loss of unconsolidated ventures	2,362	2,286
Change in future service obligations	1,320	-
Distributions from uncon. ventures from cumulative share of net earnings	1,429	-
Amortization of deferred gain	(3,255)	(3,259)
Amortization of entrance fees	(14,222)	(3,398)
Proceeds from deferred entrance fee revenue	14,315	4,329
Deferred income tax benefit	(68,715)	(14,457)
Change in deferred lease liability	18,815	16,622
Change in fair value of derivatives and amortization	30,893	1,422
Stock-based compensation	26,150	12,625
Changes in operating assets and liabilities:
Accounts receivable, net	(5,607)	(24,131)
Prepaid expenses and other assets, net	(1,133)	1,419
Accounts payable and accrued expenses	8,368	18,665
Tenant refundable fees and security deposits	5,404	2,709
Other	(3,578)	(11,042)
Net cash provided by operating activities	138,409	53,677
Cash Flows from Investing Activities
Decrease in lease security deposits and lease acquisition deposits, net	1,806	1,433
(Increase) decrease in cash and investments — restricted	(53,393)	18,278
Additions to property, plant, equipment and leasehold intangibles,
net of related payables	(113,557)	(39,580)
Acquisition of assets, net of related payables and cash received	(167,621)	(1,799,115)
Issuance of notes receivable, net	(13,714)	(2,331)
Investment in joint ventures	(1,617)	(637)
Distributions received from unconsolidated ventures	1,819	1,355
Net cash used in investing activities	(346,277)	(1,820,597)
Cash Flows from Financing Activities
Proceeds from debt	395,276	739,221
Repayment of debt	(54,246)	(221,616)
Buyout of capital lease obligations	(51,114)	-
Proceeds from line of credit	451,500	215,000
Repayment of line of credit	(384,000)	(215,000)
Payment of dividends	(144,990)	(62,881)
Payment of financing costs, net of related payables	(10,248)	(19,014)
Other	(815)	-
Refundable entrance fees:
Proceeds from refundable entrance fees	17,018	6,900
Refunds of entrance fees	(15,488)	(4,540)
Proceeds from issuance of common stock, net	-	1,353,863
Costs incurred related to follow-on equity offering	-	(2,435)
Net cash provided by financing activities	202,893	1,789,498
Net (decrease) increase in cash and cash equivalents	(4,975)	22,578
Cash and cash equivalents at beginning of period	68,034	77,682
Cash and cash equivalents at end of period	$63,059	$100,260

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) loss items, depreciation and amortization, straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, and non-cash compensation expense and including entrance fee receipts and refunds.

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;

•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three and nine months ended September 30, 2007 and 2006 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007(1)	2006(1)	2007(1)	2006(1)
Net loss	$(58,927)	$(31,145)	$(112,742)	$(70,730)
Minority interest	5	89	(506)	438
Benefit for income taxes	(35,125)	(14,146)	(68,408)	(13,487)
Equity in loss of unconsolidated ventures	309	1,649	2,362	2,286
Loss on extinguishment of debt	-	1,414	803	2,748
Other non-operating income	-	-	(238)	-
Interest Expense:
Debt	31,290	21,201	84,482	51,694
Capitalized lease obligation	7,182	8,086	22,520	16,827
Amortization of deferred financing costs	1,151	1,141	4,878	3,179
Change in fair value of derivatives and amortization	43,731	1,840	30,893	1,422
Interest income	(1,695)	(2,032)	(5,077)	(3,709)
Loss from operations	(12,079)	(11,903)	(41,033)	(9,332)
Depreciation and amortization	79,235	60,883	234,690	114,129
Straight-line lease expense	6,451	6,124	18,815	16,622
Amortization of deferred gain	(1,085)	(1,086)	(3,255)	(3,259)
Amortization of entrance fees	(5,322)	(3,253)	(14,222)	(3,398)
Non-cash compensation expense	7,138	5,852	26,150	12,625
Entrance fee receipts(2)	14,369	7,860	31,333	11,229
Entrance fee disbursements	(5,084)	(3,529)	(15,488)	(4,540)
Adjusted EBITDA	$83,623	$60,948	$236,990	$134,076

(1)
The calculation of Adjusted EBITDA includes merger, integration, and certain other non-recurring expenses, as well as acquisition transition costs, totaling $4.0 million and $3.6 million for the three months ended September 30, 2007 and 2006, respectively, and $11.0 million and $10.2 million for the nine months ended September 30, 2007 and 2006, respectively.

(2)	Includes the receipt of refundable and non-refundable entrance fees.

Cash From Facility Operations

Cash From Facility Operations is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Cash From Facility Operations as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, entrance fee refunds disbursed, other and recurring capital expenditures.  Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from Cash From Facility Operations.  Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items, facility purchases and/or major renovations that are funded using financing proceeds and/or proceeds from the sale of facilities that are held for sale.

We believe Cash From Facility Operations is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.
•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles Cash From Facility Operations from net cash provided by operating activities for the three and nine months ended September 30, 2007 and 2006 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007(1)	2006(1)	2007(1)	2006(1)

Net cash provided by operating activities	$53,499	$30,438	$138,409	$53,677
Changes in operating assets and liabilities	(8,796)	2,452	(3,454)	12,380
Refundable entrance fees received(2)	8,696	4,144	17,018	6,900
Entrance fee refunds disbursed	(5,084)	(3,529)	(15,488)	(4,540)
Recurring capital expenditures, net	(6,213)	(7,658)	(19,487)	(15,018)
Reimbursement of operating expenses and other	1,168	1,000	3,110	3,850
Cash From Facility Operations	$43,270	$26,847	$120,108	$57,249

(1)
The calculation of Cash From Facility Operations includes merger, integration and certain other non-recurring expenses, as well as acquisition transition costs, totaling $4.0 million and $3.6 million for the three months ended September 30, 2007 and 2006, respectively, and $11.0 million and $10.2 million for the nine months ended September 30, 2007 and 2006, respectively.

(2)
Total entrance fee receipts for the three months ended September 30, 2007 and 2006 were $14.4 million and $7.9 million, respectively, including $5.7 million and $3.7 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.  Total entrance fee receipts for the nine months ended September 30, 2007 and 2006 were $31.3 million and $11.2 million, respectively, including $14.3 million and $4.3 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.

The calculation of Cash From Facility Operations per outstanding common share is based on outstanding common shares at the end of the period, excluding any unvested restricted shares.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) loss items, depreciation and amortization, facility lease expense, general and administrative expense, including non-cash stock compensation expense, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three and nine months ended September 30, 2007 and 2006 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Net loss	$(58,927)	$(31,145)	$(112,742)	$(70,730)
Minority interest	5	89	(506)	438
Benefit for income taxes	(35,125)	(14,146)	(68,408)	(13,487)
Equity in loss of unconsolidated ventures	309	1,649	2,362	2,286
Loss on extinguishment of debt	-	1,414	803	2,748
Other non-operating income	-	-	(238)	-
Interest expense:
Debt	31,290	21,201	84,482	51,694
Capitalized lease obligation	7,182	8,086	22,520	16,827
Amortization of deferred financing costs	1,151	1,141	4,878	3,179
Change in fair value of derivatives and amortization	43,731	1,840	30,893	1,422
Interest income	(1,695)	(2,032)	(5,077)	(3,709)
Loss from operations	(12,079)	(11,903)	(41,033)	(9,332)
Depreciation and amortization	79,235	60,883	234,690	114,129
Facility lease expense	67,708	63,623	203,365	155,980
General and administrative (including non-cash stock compensation expense)	34,733	29,248	111,144	73,458
Amortization of entrance fees(1)	(5,322)	(3,253)	(14,222)	(3,398)
Management fees	(1,493)	(1,426)	(4,777)	(3,158)
Facility Operating Income	$162,782	$137,172	$489,167	$327,679

(1)
Entrance fee sales, net of refunds paid, provided $9.3 million and $4.3 million of cash for the three months ended September 30, 2007 and 2006, respectively, and $15.8 million and $6.7 million for the nine months ended September 30, 2007 and 2006, respectively.

Operating Data

Our facility breakdown at September 30, 2007 was as follows:

Ownership Type	Number of Facilities	Number of Units/Beds	Percentage of Q3 2007 Revenues
Owned	170	18,745	40.9%
Leased	357	28,808	58.8%
Managed	23	4,529	0.3%
Total	550	52,082	100.0%

Operating Type
Independent Living	70	12,331	24.6%
Assisted Living	409	21,086	42.6%
Retirement Centers/CCRCs	48	14,136	32.5%
Managed	23	4,529	0.3%
Total	550	52,082	100.0%

Our quarterly facility financial data for the three months ended September 30, 2007 and June 30, 2007 was as follows (in thousands, except occupancy, margin and average revenue per occupied unit/bed):

	For The Three Months Ended
	September 30, 2007	June 30, 2007	Increase (Decrease)	Percentage
Average Occupancy	90.8%	90.7%	0.1%	0.1%
Average Revenue per Occupied Unit/Bed(1)	$3,639	$3,573	$66	1.8%
Resident Fees (including community fees)(2)	$462,766	$453,390	$9,376	2.1%

Resident Fees(3)	$457,779	$451,981	$5,798	1.3%
Facility Operating Expenses	294,997	285,866	9,131	3.2%
Facility Operating Income	$162,782	$166,115	$(3,333)	(2.0%)
Facility Operating Income Margin	35.6%	36.8%

(1)
Average revenue per occupied unit/bed represents the average of the total monthly revenues, including community fee receipts deferred under generally accepted accounting principles and excluding amortization of community fees and entrance fees, divided by the average occupied units/beds.

(2)
Resident fees used to calculate average revenue per occupied unit include community fee receipts deferred under generally accepted accounting principles and exclude amortization of community fees and entrance fees.

(3)	Excluding amortization of entrance fees of $5,322 and $4,641, respectively.

Our capital expenditures for the three and nine months ended September 30, 2007 and 2006 were as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Type
Recurring	$6,955	$8,389	$21,101	$17,091
Reimbursements	(742)	(731)	(1,614)	(2,073)
Net recurring	6,213	7,658	19,487	15,018
Other/Corporate(1)	2,238	1,848	11,436	4,579
EBITDA-enhancing(2)	20,269	5,831	45,279	9,355
Development(3)	15,162	8,555	35,741	8,555
Net Total Capital Expenditures	$43,882	$23,892	$111,943	$37,507

(1)	Corporate primarily includes capital expenditures for information technology systems and equipment.
(2)	EBITDA-enhancing capital expenditures generally represent unusual or non-recurring capital items and/or major renovations.
(3)	Development capital expenditures primarily relate to the facility expansion and de novo development program.

Our debt amortization for the three months and nine months ended September 30, 2007 and 2006 was as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Type
Scheduled Debt Amortization	$435	$483	$1,463	$629
Lease Financing Debt Amortization	3,649	2,113	10,499	2,622
Total Debt Amortization	$4,084	$2,596	$11,962	$3,251

Our ancillary services data for the last four quarters was as follows:

	As of:
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006

Units served by therapy staff:
Legacy Brookdale	15,483	14,245	7,442	3,937
Legacy ARC	12,716	12,716	12,680	12,422
Total	28,199	26,961	20,122	16,359

Therapy Clinics	323	302	260	186

Therapy staff	1,516	1,377	1,139	935